Certificate for                                                 Certificate for
Not More Than                                                  Not More Than
100,000 Shares                                                 100,000 Shares


   NUMBER
   CM RT                                                              SHARES
                                    [LOGO]
- ----------------------        --------------------         ---------------------

CLASS A COMMON STOCK                                       CLASS A COMMON STOCK
 PAR VALUE $1.00                                               PAR VALUE $1.00

              Incorporated under the Laws of the State of Delaware


                               RYERSON TULL, INC.

    THIS CERTIFICATE IS TRANSFERABLE IN THE CITY OF NEW YORK OR IN CHICAGO



                                             CUSIP  783755 101
                                             see Reverse for Certain Definitions
THIS CERTIFIES THAT [Name]


IS THE OWNER OF [Amount]

          FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF



Ryerson Tull, Inc. transferable in person or by duly authorized attorney in the books of the Company upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. In witness whereof the Company has caused this certificate to be signed by its duly authorized officers, and its corporate seal to be hereunto affixed.



                                     [SEAL]

Dated


CORPORATE SECRETARY                                                 CHAIRMAN

                              RYERSON TULL, INC.

     THE COMPANY WILL FURNISH TO ANY STOCKHOLDER UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AUTHORIZED TO BE ISSUED, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS, INCLUDING A STATEMENT OF THE AUTHORITY OF THE BOARD OF DIRECTORS TO DESIGNATE AND FIX THE RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF SERIES TO BE CREATED BY THE BOARD. SUCH REQUEST MAY BE MADE TO THE CORPORATE SECRETARY AT THE PRINCIPAL OFFICE OF THE COMPANY IN CHICAGO, ILLINOIS.

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Ryerson Tull, Inc. (the "Company") and Harris Trust and Savings Bank (the "Rights Agent") dated as of June 10, 1996 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of this is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Adverse Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.


     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


      TEN COM - as tenants in common    UNIF TRANSFER MIN ACT _____________ Custodian _____________
                                                                  (Cust)                 (Minor)
      TEN ENT - as tenants by the entireties                   Under Uniform Transfer to Minors Act

      JT TEN  - as joint tenants with right
                of survivorship and not as
                tenants in common                             _____________________________________
                                                                            (State)

    Additional abbreviations may also be used though not in the above list.

          For value received __________ hereby sell, assign and transfer unto

Please insert social security or
other identifying number of assignee

- ----------------------------

- --------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                                                                         Shares
- -------------------------------------------------------------------------
of the capital stock represented by the written Certificate and do hereby irrevocably constitute and appoint
                                  ----------------------------------------------
Attorney to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.

     Dated:
            ------------------     ---------------------------------------------